Exhibit 5.1

2001 Ross Avenue Dallas, Texas 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN Brussels DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH san francisco Singapore WASHINGTON

August 6, 2026

Clearway Energy, Inc.

300 Carnegie Center, Suite 300

Princeton, New Jersey 08540

Ladies and Gentlemen:

We have acted as counsel to Clearway Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company on or about the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to the proposed offer and sale, from time to time, pursuant to Rule 415 of the Securities Act, of an indeterminate amount of (i) shares of Class C common stock, par value $0.01 per share, of the Company (“Class C Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”) in one or more series and (iii) senior or subordinated debt securities of the Company (“Debt Securities”) in one or more series. The Class C Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the “Securities.”

At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Debt Securities will be issued pursuant to an indenture, in the form filed as Exhibit 4.3 with the Registration Statement, to be entered into between the Company and CSC Delaware Trust Company, as trustee (as may be amended or supplemented from time to time, the “Indenture”). The Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing (each, a “Supplemental Indenture Document”) thereunder establishing the form and terms of such series of Debt Securities.

In our capacity as your counsel in connection with the matter referred to above and as a basis for the opinions hereinafter expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Fourth Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws” and together with the Certificate of Incorporation, the “Charter Documents”), (iii) the Indenture, (iv) the Registration Statement and the Base Prospectus, (v) corporate records of the Company, including certain resolutions of the Board of Directors of the Company, as furnished to us by the Company, (vi) certificates of governmental and public officials and of officers and other representatives of the Company and (vii) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

In giving the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the legal capacity and competency of all natural persons, that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals of such documents, and that all information submitted to us is accurate and complete. We have also assumed, as to factual matters, with your consent and without independent investigation or verification, the truth and accuracy of the representations and warranties in the Indenture and other documents reviewed by us and the certificates, statements or other representations of officers or other representatives of the Company and of government and public officials.

In connection with the opinions set forth herein, we have assumed that:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws under the Securities Act and such effectiveness will not have been terminated or rescinded;

(b) a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments) and the applicable Prospectus Supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), and the stockholders of the Company, will have taken all necessary corporate action to authorize the creation and issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(e) a definitive purchase agreement, underwriting agreement or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(f) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise;

(g) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h) in the case of shares of Class C Common Stock or Preferred Stock, (i) certificates representing such shares will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such stock, or, if uncertificated, valid book-entry notations will have been made in the share register of the Company in accordance with the provisions of the Charter Documents, (ii) there will be sufficient shares of Class C Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise issued or reserved for issuance and (iii) the purchase price therefor payable to the Company, or if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

(i) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(j) in the case of Debt Securities of any series, (i) an indenture substantially in the form of the Indenture will have been duly authorized, executed and delivered by the Company and the trustee thereunder, (ii) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable, (iii) a Supplemental Indenture Document will have been duly executed and delivered by the Company and the trustee thereunder, (iv) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and binding obligation of the trustee thereunder, enforceable against such party in accordance with its terms, (v) the Indenture will have become duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

On the basis of the foregoing, and subject to the exceptions, assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.            The shares of Class C Common Stock and Preferred Stock included in the Securities, when issued, will have been validly issued, fully paid and nonassessable.

2.            The Debt Securities included in the Securities, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and be entitled to the benefits of the Indenture, provided that the enforceability is subject to (i) applicable bankruptcy, insolvency, arrangement, fraudulent transfer or conveyance, reorganization, preference, moratorium, conservatorship and similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (whether considered in a proceeding in equity or at law) and comity, including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (iii) public policy, applicable law relating to fiduciary duties and indemnification and contribution, principles of materiality and reasonableness and implied covenants of good faith and fair dealing.

The opinions set forth above in this opinion letter are limited in all respects to matters of the contract law of the State of New York and the General Corporation Law of the State of Delaware, in each case as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.